                                                                    EXHIBIT 10.1


                       CONFIDENTIAL TREATMENT REQUESTED.
                       ---------------------------------


                         CONFIDENTIAL PORTIONS OF THIS
                         -----------------------------


                          DOCUMENT HAVE BEEN REDACTED
                          ---------------------------


                            AND HAVE BEEN SEPARATELY
                            ------------------------


                           FILED WITH THE COMMISSION.
                           --------------------------

                                  ASD SYSTEMS
                         3737 Grader Street, Suite 110
                             Garland, Texas  75041
                            Telephone:  214.348.7200
                            Facsimile:  214.343.2924

April 20, 1999

Mr. David Shepherd
Vice President
Sears Shop-at-Home, Inc.
3333 Beverly Rd., E4-287B
Hoffman Estates, IL  60179

Dear Dave,

This letter confirms our agreement that ASD Systems, Inc. has increased the prices effective January 1, 1999 with respect to the contract dated January 4, 1995 for telemarketing and fulfillment services for the Sears Power and Hand Tool and Home Healthcare Catalogs. This agreement is in addition to the June 11, 1998 letter which references the assignment to ASD Catalogs, Inc. which has been renamed to ASD Systems, Inc., and also confirms our agreement has been extended until July 1, 2001.

The prices in effect from January 1, 1999 are:

      Telephone calls      $ [XXXXX] / each
      Order                $ [XXXXX] / each
      Item Shipped         $ [XXXXX] / each
      Item Returned        $ [XXXXX] / each

Sincerely,


 /s/ Norm Charney
Norm Charney
President and CEO


Agreed and Accepted:                            /s/ Dave Shepherd
                                        ---------------------------------------
                                        Sears, Roebuck & Co., by Dave Shepherd

                                               4/23/99
                                        --------------------
                                                 Date


--------------------
[XXXXX] - Confidential Material redacted and filed separately with the Commission.

                                  ASD CATALOGS
                         3737 Grader Street, Suite 110
                             Garland, Texas  75041
                            Telephone:  214.348.7200
                            Facsimile:  214.343.2924

June 11, 1998

Mr. Vachel Pennebaker
President
Sears Shop-at-Home, Inc.
3333 Beverly Road
Hoffman Estates, IL  60179

Dear Vachel,

This letter is to confirm our agreement that ASD Catalogs, Inc., a Texas Corporation, a wholly owned subsidiary of ASD Systems, Ltd., is hereby assigned the rights, privileges and responsibilities of the contract dated January 4, 1995, including the pricing change dated October 17, 1995, for telemarketing and fulfillment services for the Sears Power and Hand Tool and Home Healthcare Catalogs.

The prices in effect since March 1997 are:

      Telephone call            $[XXXXX]  each
      Order                     $[XXXXX]  each
      Item shipment             $[XXXXX]  each
      Item returned             $[XXXXX]  each

Additionally, ASD Catalogs hereby requests that the contract described above be extended for an additional three years through July 1, 2001.

Sincerely,


  /s/ Norm Charney
Norm Charney
President

Agreed and Accepted:
                                /s/ VACHEL PENNEBAKER
                              -------------------------------------------
                              Sears Roebuck and Co. by Vachel Pennebaker

                                    7-6-98
                              ------------------
                              Date


----------------
[XXXXX] - Confidential Material redacted and filed separately with the Commission.

                                   AGREEMENT
                                   ---------

     This Agreement is made and entered into effective this 4th day of January, 1995, by and between Sears, Roebuck and Co. ("Sears"), a New York corporation with offices at 3333 Beverly Road, Hoffman Estates, Illinois 60179, and Athletic Supply of Dallas, Inc. ("ASD"), a Texas corporation with offices at 10850 Sanden Drive, Dallas, Texas 75238.

                                  WITNESSETH:

     WHEREAS, Sears desires to engage ASD, on a non-exclusive basis as to both parties, to perform certain receiving, warehousing, replenishing, telemarketing, and fulfillment services in connection with Sears's Power and Hand Tool and Home Healthcare catalogs, as described more fully in this Agreement; and

     WHEREAS, ASD represents that it has the skill and experience to properly provide such services, and desires to do so in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

I.  DEFINITIONS
--  -----------

     For the purpose of this Agreement, the following words and phrases shall have the definitions set forth below:

     A. "Agreement" shall mean this written agreement, as the same may be modified in writing from time to time by mutual agreement of the parties.

     B. "Customer(s)" shall mean any person who purchases, or expresses an interest in purchasing, any goods or services from Sears.

     C. "Customer List(s)" shall mean any list, compilation, or other memorialization of any Customers.

     D. "Product(s)" shall mean any tangible goods for which ASD performs any services on behalf of Sears pursuant to this Agreement.

     E. "Service(s)" shall mean any of the services to be performed by ASD pursuant to this Agreement.

II.  ASD'S SERVICES
---  --------------

     During the term of this Agreement, ASD will, at its own expense unless otherwise specifically provided in this Agreement or in any schedule or exhibit hereto, and in accordance with Sears's instructions and specifications given from time to time to ASD, provide the following services:

     A. Receive at ASD's facilities Products shipped by or on behalf of Sears, or by or on behalf of any suppliers to Sears.

     B. Verify that the quantity of Product received reconciles with the quantity indicated on the bill of lading or other shipping document(s), and promptly notify Sears and the pertinent carrier and supplier of any shortages or overages of any Products. Match receiving quantities to purchase orders, and file notices of claim for any overages/shortages, including those relating to transportation claims.

     C. Inspect the Products for damage, and promptly notify Sears and the pertinent carrier and supplier of any damage to any Product.

     D. Secure any damaged or excess Product received for disposition in accordance with Sears's instructions.

     E. Provide Sears, on at least a monthly basis, with a report of all damaged or otherwise unsalable Products in ASD's possession, including a specification of those Products that can and cannot be shipped; Sears will promptly review the report and direct ASD as to disposition of such Products.

     F. Promptly report to Sears receipt of the Products and forward to Sears any necessary documentation of such receipt by ASD.

     G.   Protect the Products from loss and damage.

     H. Establish and maintain for the entire term of this Agreement procedures satisfactory to Sears in respect to the operation of a warehouse at ASD's facilities, and in respect to the receiving, handling, and protecting from damage, theft, or disappearance of Product.

     I. Generate periodic reports of Products received, shipped, and in inventory, as reasonably requested by Sears, but in no event on a less than monthly basis.

     J. Provide inbound telemarketing and fulfillment services in accordance with the standards and requirements set forth in Exhibit A hereto.

     K. Ship Product through carriers designated by Sears, and obtain and maintain receipts of pickup and delivery by such carriers.

     L. If requested by Sears, arrange for the Products to be insured while in the possession of a carrier.

     M. Promptly forward to Sears, subject to Section VI.B., all necessary shipping documents, including such documents detailing the billing and agreed upon shipping and handling expenses.

     N.   Trace any lost or delayed shipments.

     O. Receive and keep a separate record of Products returned to ASD by Customers, and Products returned by ASD to Sears's suppliers.

     P. Conduct a physical inventory of Products at least annually in July of each year, unless otherwise mutually agreed, and provide Sears with a report of such inventory by item and stock keeping unit number. Said inventory(ies) shall be taken at Sears's direction, at a time or times designated by Sears, and with one or more Sears representatives present. In addition, ASD shall provide cycle counts in accordance with procedures agreed to with Sears.

     Q. Provide inventory replenishment services in accordance with the standards and requirements set forth in Exhibit B hereto.

     R. Provide, to authorized Sears representatives, on-line access to ASD's inventory system(s).

     S.   Investigate and resolve chargeback and complaint notifications.

III.  ADDITIONAL SERVICES
----  -------------------

     A. If Sears requests ASD to perform any Services beyond the scope of Services described in Article II above ("Additional Services"), ASD shall have the right to accept or reject such request.

     B. In the event that Sears requests ASD to perform services that ASD believes are Additional Services, then, before performing the services in question, ASD shall notify Sears in writing that it believes the services in question to constitute Additional Services.

     C. Upon receipt of such notice, Sears will evaluate the services in question and inform ASD in writing whether it believes the services constitute Additional Services. If Sears agrees that the services in question constitute Additional Services, then Sears and ASD shall negotiate the amount for which ASD will be compensated for its performance of the Additional Services. If Sears does not agree that the services in question constitute Additional Services, then the question of whether the contemplated services constitute Additional Services shall be submitted to the alternative dispute resolution process described in Article XVI.

IV.  PAYMENT
---  -------

     A. Sears agrees to pay ASD for the Services performed hereunder in accordance with the schedule attached hereto and made a part hereof as Exhibit C, as the same may be amended from time to time by the mutual written agreement of the parties. ASD shall invoice Sears, on a weekly basis and shall provide Sears with all documents reasonably requested by Sears to substantiate ASD's invoices. Sears shall wire transfer to ASD, within five (5) business days of receipt of ASD's invoice(s), the proper amount(s) due and payable for said invoice(s).

     B. Sears shall have the right to deduct and setoff, from any amounts otherwise due and owing ASD, any amounts due Sears from ASD, whether arising from this Agreement or otherwise; provided, however, that Sears shall give ASD at least five (5) days written notice of any such purported deduction or setoff, together with the reason(s) therefor, prior to effecting the deduction or setoff. In the event that ASD disputes the deduction or setoff, in whole or in part, the dispute shall be resolved in accordance with Article XVI hereof, although Sears may effect the deduction or setoff in the interim without prejudice to either party's contention(s) with respect to the propriety of the deduction or setoff.

     C. ASD agrees not to withhold any Product on account of any dispute between Sears and ASD as to charges or other amounts claimed by ASD to be due and owing by Sears. ASD acknowledges and agrees that it is relying upon the general credit of Sears, and ASD hereby waives and releases any liens that ASD might otherwise have or assert with respect to the Products.

V.  RISK OF LOSS
--  ------------

     A. ASD shall be responsible for the safe handling and safekeeping of Products delivered to ASD. ASD shall reimburse Sears for the acquisition and shipping costs of any lost, stolen, and/or damaged Products if the Products are lost, stolen, and/or damaged while in ASD's possession or under ASD's control.

     B. ASD agrees to pay Sears all amounts due under this section within thirty (30) days after receipt of an invoice from Sears. Nothing contained herein shall be construed as making ASD liable for any claim rising out of the manufacture, safety, or design of any Product.

VI.  INSPECTION OF FACILITY/RECORDS
---  ------------------------------

     A. Sears shall have the right, at any time during normal business hours, to inspect any of ASD's facilities at which any Products are being stored.

     B. ASD shall keep and maintain and records which accurately reflect its operations pursuant to this Agreement. ASD shall permit Sears or its designees to inspect and copy ASD's books and records relating to any Services performed pursuant to this Agreement, provided that Sears gives ASD at least five (5) business days notice prior to each such inspection. Sears shall not be permitted to inspect or copy any documents or records that are the subject of a confidentiality agreement between ASD and any third party, unless satisfactory arrangements for confidentiality are made among ASD, Sears, and such third party(ies).

     C. ASD shall allow Sears to conduct periodic monitoring of ASD's telemarketing services on an on-site or remote basis, at Sears's election. Sears shall be allowed to visit ASD's premises at any time telemarketing services are in progress or scheduled to be in progress in order to monitor same without advance notice.

VII.  CONFIDENTIALITY
----  ---------------

     A. ASD acknowledges and agrees that Confidential Information of Sears will be disclosed to ASD in connection with ASD's performance under this Agreement. "Confidential Information" shall mean information not generally known to the public, including, but not limited to, trade secret information about processes, Products, research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, leasing, servicing, financing, business systems, techniques, and operations, and information concerning the contents of this Agreement, the identities of Customers, all Customer lists, and the sales and shipments made to Customers; provided, however, that nothing contained in this Agreement shall be deemed or construed to preclude ASD from generally referring to (1) its relationship with Sears under this Agreement, or (2) Services provided to Sears under this Agreement, to investors or potential investors in ASD.

     B. Except as required to perform this Agreement or except as required by any law, order, or regulation, ASD agrees not to use or disclose any of Sears's Confidential Information during the term of this Agreement and thereafter. In the event that ASD is served with any subpoena or other process requiring disclosure of any of Sears's Confidential Information, ASD shall promptly notify Sears of such subpoena or other process prior to disclosing the Confidential Information. Sears shall have the right to seek to quash such subpoena or other process, and ASD agrees to reasonably cooperate with Sears in any such efforts at Sears's expense.

     C. Upon termination of this Agreement, all records and any other items that contain, disclose, or reflect any Confidential Information, including all copies thereof, will be returned to Sears. Until such items have been returned to Sears, ASD shall comply with the confidentiality obligations herein notwithstanding termination of this Agreement.

     D. "Confidential Information" shall not, however, be deemed to include any information which:

          1. Is or becomes publicly known through no wrongful act of ASD or any third party; or

          2. Is or becomes known to ASD prior to the date of this Agreement, as shown by ASD's written records, without any obligation to keep such information confidential; or

          3. Is received by ASD from a third party which had a lawful right to disclose it to ASD; or

          4. Is used or disclosed by ASD with the prior written approval of Sears.

     E. ASD shall use all reasonable efforts to have its employees, agents, and independent contractors, if any, comply with the foregoing confidentiality obligations.

VIII.  OWNERSHIP OF PROPERTY
-----  ---------------------

     A. ASD acknowledges that the Products delivered to ASD, and all documents received and created by ASD while performing Services under this Agreement (including, but not limited to, orders, bills of lading, invoices, correspondence, reports, files, and records), are the property of Sears.

     B. ASD agrees to execute a security agreement, UCC-1 financing statements, and any other documents deemed necessary by Sears to protect Sears' ownership of the Products, any proceeds thereof, and any documents evidencing ownership of or any interest in said Products.

     C. ASD shall keep the Products segregated from an other property that may be stored at the same facility, including any property of ASD'S. ASD shall affix and maintain signs designating the Products as the property of Sears in such a manner so as to be clearly visible to any third parties inspecting ASD's premises.

     D. ASD shall not sell, transfer, or remove any Products from ASD's locations except to Customers in the ordinary course of business or upon written instruction from Sears. ASD shall not, voluntarily or involuntarily, pledge, mortgage, lease, assign, convey, or otherwise alienate any interest in any of the Products, or allow any liens to be placed upon any of the products.

     E. Upon termination of this Agreement, ASD shall return all of the Products to Sears or as Sears directs. If Sears wishes to prepare the Products for shipment and removal from ASD's premises, then Sears shall have the right to peaceably enter ASD's locations during normal business hours to prepare and remove the Products.

     F. ASD agrees that all scripts, computer tapes, ideas, and other creative works prepared or performed by ASD for Sears pursuant to this Agreement, and which come within the definition of "Work Made for Hire" in Section 101 of Title 17, U.S. Code, is to be considered a Work Made for Hire. If any such work does not come within the definition of "Work Made for Hire" in Section 101 of Title 17, U.S. Code, ASD agrees to assign in writing to Sears all of ASD's right, title, and interest in and to the copyrights for such work. ASD further agrees to execute any instruments that Sears considers necessary to release, assign, and transfer any copyright, other right, title, or interest ASD may have in any such work to Sears without the payment of further consideration to ASD.

     G. Sears agrees that all computer software used by ASD in connection with this Agreement is and shall remain the confidential property of ASD. Any software developed and paid for by Sears shall be deemed Sears's property and within the scope of the preceding subsection. All data pertaining to the Products and the Services performed hereunder shall be deemed the property of Sears.

     H. ASD acknowledges and agrees that no right, title or interest shall be acquired in the name, service marks, or trademarks of Sears or of any of its affiliates, and that upon termination of this Agreement, all use of the same by ASD shall cease, except as may be otherwise expressly authorized in writing-by Sears.

IX.  ASD EMPLOYEES
---  -------------

     A. ASD agrees to maintain such work force as it deems appropriate to perform the work specified under this Agreement. ASD has the full right to determine, and the responsibility for, the method, manner, and control of the Services to be performed under this Agreement. ASD has the sole and exclusive right to hire, direct, supervise, and discharge any workers employed by ASD, and to engage the services of such other subcontractors or part-time employee as it may require. Under no circumstances shall ASD or its employees or subcontractors represent themselves to be employees, agents, or subcontractors of Sears. ASD's employees and subcontractors shall not be deemed to be loaned employees or subcontractors of Sears.

     B. ASD acknowledges that no workers' compensation insurance, unemployment insurance, pension plans, health insurance, life insurance, or other benefits and protections made available to employees of Sears will apply to ASD employees, agents, and independent contractors, if any.

     C. ASD assumes full responsibility for all contributions, taxes, and assessments on all payrolls, or otherwise required under applicable federal, state, and local laws (including withholding from wages of its employees where required). Sears will not withhold and will not be responsible for withholding from the monies it pays ASD any amounts for state and federal income taxes, social security taxes, unemployment tax, workers' compensation taxes, or any other payroll taxes owed by ASD to any governmental unit or agency.

     D. ASD shall comply with all other federal, state, and local laws and regulations regarding compensation, hours of work, and other conditions of employment including, but not limited to, such laws and regulations regarding minimum compensation, overtime, job safety, and equal opportunities for employment.

X.  LIENS/TAXES
--  -----------

     A. No liens or any other similar documents shall be filed or maintained by ASD, its subcontractors, or any other person or entity acting directly or indirectly through or under ASD against any of the Products for or on account of any of the Services done to be done, or for any labor or materials furnished or to be furnished in connection with any Services hereunder. To the extent permitted by law, ASD shall cause any contracts, subcontracts, and purchase orders used in connection with this Agreement to contain an agreement that such liens are prohibited or waived.

     B. In the event a lien, claim of lien, notice of lien, or the like is filed by ASD, its employees, agents, subcontractors, or any other person acting through or under ASD against, any Products or any interest therein, or is served upon Sears, ASD shall immediately take all necessary steps to have such the lien waived, satisfied, or withdrawn at no expense to Sears, unless such lien resulted from an improper act or omission of Sears. Sears shall have the right to withhold from any amounts otherwise due ASD the amount of such lien until ASD has had such the lien waived, satisfied, or withdrawn.

     C. In the event that ASD fails to have such lien waived, satisfied, or withdrawn within thirty (30) days of being notified of said lien, Sears shall have the right, but not the obligation, to take all necessary steps to remove, discharge, or otherwise satisfy said lien, and to deduct and setoff from any amounts otherwise due ASD all amounts incurred by Sears in so removing, discharging, or otherwise satisfying the lien, including, but not limited, reasonable attorneys' fees and other legal expenses. In the event that the amount incurred by Sears under this paragraph exceeds any amounts otherwise due ASD, then Sears shall invoice ASD and ASD shall pay Sears the difference within ten (10) days of the date of the invoice.

     D. Each party hereto shall be solely responsible for all personal property taxes properly charged or levied upon each party's respective property. Without limiting the foregoing, ASD shall not be responsible for any such taxes properly charged or levied upon any Products stored by ASD hereunder, and Sears shall not be responsible for any such taxes properly charged or levied upon ASD for any of its inventory, machinery, equipment, or other property.

XI.  INDEMNIFICATION
---  ---------------

     A. ASD shall protect, defend, hold harmless, and indemnify Sears, its successors, assigns, directors, officers, and employees, and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, judgments, losses, fines, penalties, costs, and expenses (including reasonable attorneys' fees and other defense costs) for any actual or alleged death of or injury to any person, damage to or destruction of an property, or other loss or damage actually or allegedly, directly or indirectly, arising out of, resulting from, or connected with:

          1. the performance or failure of performance of this Agreement by ASD or any of its employees, agents, or sub-contractors; or

          2. the omission or commission of any act, lawful or unlawful, by ASD or any of its employees, agents, or sub-contractors, whether or not such act is within the scope of employment or contract of such employees, agents, or sub-contractors; or

          3. the violation of any law, statute, rule, ordinance, or regulation by ASD or any of its employees, agents, or sub-contractors; or

          4. any liens, claims, or actions made or asserted by any employees, agents, or subcontractors of ASD, or any suppliers or materialmen providing any materials to ASD or its subcontractors in connection with any Services to be provided hereunder; or

          5. the failure of ASD to comply with any provisions of this Agreement, including, but not limited to, this Article XI.

     B. Notwithstanding anything contained in the foregoing, ASD shall not be obligated to indemnify Sears for any loss or damage to any person to the extent caused by the negligence or willful misconduct of Sears, its agents or employees.

     C. Sears shall protect, defend, hold harmless, and indemnify ASD, its successors, assigns, directors, officers, and employees, and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, judgments, losses, fines, penalties, costs, and expenses (including reasonable attorneys' fees and other defense costs) for any actual or alleged death of or injury to any person, damage to or destruction of any property, or other loss or damage actually or allegedly, directly or indirectly, arising out of, resulting from, or connected with:

          1. the performance or failure of performance of this Agreement by Sears or any of its employees, agents, or sub-contractors; or

          2. the omission or commission of any act, lawful or unlawful, by Sears or any of its employees, agents, or sub-contractors, whether or not such act is within the scope of employment or contract of such employees, agents, or sub-contractors; or

          3. the violation of any law, statute, rule, ordinance, or regulation by Sears or any of its employees, agents, or sub-contractors; or

          4. the use of any Products by ASD or any of its employees, agents, or sub-contractors; or

          5. the failure of Sears to comply with any provisions of this Agreement, including but not limited to, this Article XI.

     D. The obligations of this Article XI shall survive termination of this Agreement as to acts or omissions occurring prior to termination.

XII.  INSURANCE
----  ---------

     A. ASD agrees to obtain and maintain at all times throughout the term of this Agreement, at ASD's expense and through an insurance carrier rated at least

          A-VII by A.M. Best Company in its current Best's Insurance Reports, insurance covering all Products in ASD's possession for their full value against all risks of direct physical loss or damage including, but not limited to, loss or damage caused by fire and the extended coverage perils, vandalism, malicious mischief, sprinkler leakage, water damage, and accidental collapse. ASD agrees to provide Sears with a certificate of insurance containing the restriction that the policy may not be canceled or materially changed without thirty (30) days' prior written notice to Sears.

     B. In addition, ASD agrees to obtain and maintain at all times throughout the term of this Agreement, at ASD's expense and through an insurance carrier rated at least A- VII by A.M. Best Company in its current Best's Insurance Reports, the following insurance:

          1. Warehouseman's Legal Liability Insurance with per occurrence limits sufficient to fully insure the value of the Products at replacement cost against direct physical loss to the Products. Sears shall be named as an additional insured.

          2. Commercial General Liability Insurance with limits totaling at least One million Dollars ($1,000,000) per occurrence for bodily injury and property damage. Sears shall be named as an additional insured.

          3. Workers Compensation in statutory amounts covering all states in which ASD operates, and Employers Liability Insurance with a minimum limit of One Million Dollars ($1,000,000.00) per accident or disease. This policy shall contain a waiver of subrogation in Sears's favor.

          4. Motor Vehicle Liability Insurance covering all owned, non-owned, and hired vehicles used in connection with ASD's operations under this Agreement with limits of not less than One Million Dollars ($1,000,000) combined single limits for bodily injury and property damage per occurrence.

     C. The foregoing policies of insurance shall expressly provide that they may not be canceled or materially changed without at least thirty (30) days prior written notice to Sears. ASD shall furnish Sears with copies of certificates evidencing the foregoing coverages upon execution of this Agreement and thereafter throughout the initial and any extended term of this Agreement as such insurance is due for renewal.

     D. ASD agrees to insure, at its own expense, all premises, equipment, supplies, and all other things furnished by ASD for their replacement value against all risks of direct physical loss or damage, including but not limited to, loss or damage caused by fire and the extended coverage perils, vandalism, malicious mischief, sprinkler leakage, water damage, and accidental collapse. Sears shall not be responsible for any damage or destruction of the premises, equipment, supplies, or any other things furnished by ASD resulting from any risks covered by the all risk insurance. If such damage or destruction occurs, ASD agrees that it will rely solely upon its policies of insurance and all other claims against Sears arising out of such damage or destruction, including any right to subrogation by ASD's insurance carrier, are hereby waived by ASD. ASD also agrees that it will bring no action against Sears, its agents or employees for any claim arising out of such damage to or destruction of the premises, equipment, supplies or other things furnished by ASD for whatever reason or cause.

XIII.  LIMITATION OF LIABILITIES
-----  -------------------------

     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TERMINATION OR NONRENEWAL OF THIS AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF BREACH OF THIS AGREEMENT. This exclusion applies, regardless of whether such damages are sought based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal theory. The limitations set forth in this section shall not be applicable to any claims by a third party for any personal injury or property damage.

XIV.  TERM AND TERMINATION
----  --------------------

     A. The initial term of this Agreement shall commence as of the date first written above and shall continue for a period of three (3) years, unless sooner terminated in accordance herewith. Thereafter, the term of this Agreement shall be automatically extended for additional one-year periods unless terminated in accordance with this section.
          Unless either party intends not to renew this Agreement at the end of the initial or applicable extended term, if any (in which event notice to that effect shall be given in accordance with the following subsection), the parties agree to enter into negotiations for the forthcoming extended term no later than two hundred ten (210) days prior to the expiration of the then-current term.

     B. During the initial and any extended term of this Agreement, either party may terminate this Agreement, without cause, without penalty, and without liability as a result of such termination, by giving the other party at least one hundred eighty (180) days prior written notice. If Sears terminates this Agreement during the initial term pursuant to this subsection B, then Sears agrees to pay ASD $30,000.00 monthly for the- balance of the initial term. The foregoing sentence shall not apply to a termination by ASD pursuant to this subsection B, nor shall it apply to a termination of this Agreement by Sears for cause. If ASD terminates this Agreement during the initial term pursuant to this subsection B, then ASD agrees to reimburse Sears, on a pro rata basis, for the start-up expenses paid to ASD or on its behalf by Sears as set forth in Exhibit D hereto, and based on the time remaining in the initial term.

     C. In addition, Sears may terminate this Agreement for cause in the event of one or more of the following:

          1. the material failure of ASD to comply with any of the operating or performance standards set forth in Exhibits A or B, which material failure is not cured within thirty (30) days following written notice thereof to ASD; or

          2. the material failure of ASD to comply with any other provision-of this Agreement, which material failure is not cured within thirty
               (30) days following written notice thereof to ASD; or

          3. any insolvency, receivership, assignment for benefit of creditors, trusteeship, or bankruptcy proceedings are commenced against ASD and remain undischarged for sixty (60) days, or any such proceedings are commenced by ASD; or

          4. ASD admits, in writing, its inability to pay its debts as they come due; or

          5. ASD abandons or otherwise ceases to perform Services pursuant to this Agreement.

     D. In addition, ASD may terminate this Agreement for cause in the event of one or more of the following:

          1. the material failure of Sears to comply with any of its obligations under this Agreement, which material failure is not cured within thirty (30) days following written notice thereof to Sears; or

          2. any insolvency, receivership, assignment for benefit of creditors, trusteeship, or bankruptcy proceedings are commenced against Sears and remain undischarged for sixty (60) days, or any such proceedings are commenced by Sears; or

          3. Sears admits, in writing, its inability to pay its debts as they come due; or

          4. Sears abandons or otherwise ceases to perform its obligations under this Agreement.

     E. A party intending to terminate this Agreement for cause shall give written notice to the other party of its intention to terminate, specifying the reason(s) for the termination and the effective date of termination if the breach is not cured, if a cure period is provided in subsections C or D above.

     F. Upon termination and if requested by Sears, regardless of the basis for termination, ASD shall continue to provide Services for a wind-down period of no more than one hundred eighty (180) days, in order to effect an orderly transition of the Services being provided hereunder. ASD shall be compensated for such

          Services during the wind-down period in accordance with the then-current fee schedule.

XV.  NOTICES
---  -------

     Except as otherwise expressly provided herein, any notice given in connection with this Agreement will be in writing and will be deemed given when delivered personally, by certified U.S. Mail, return receipt requested, or by overnight delivery service to the address specified herein or to such other address s the parties may hereafter specify in writing.

     Notices to ASD shall be sent to:


               Athletic Supply of Dallas, Inc.
               10850 Sanden Drive
               Dallas, Texas  75238
               Attention:  Mr. Norm Charney

     Notices to Sears shall be sent to:

               Sears, Roebuck And Co.
               Department 702CDR, E4, 235B
               3333 Beverly Road
               Hoffman Estates, IL  60179
               Attention:  National Manager of Operations -
                       Direct Response

XVI.  ALTERNATIVE DISPUTE RESOLUTION
----  ------------------------------

     A. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Article XVI, which shall be the sole and exclusive procedures for the resolution of any such disputes.

     B. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet in Sears's headquarters in Hoffman Estates, Illinois, at a mutually convenient time, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

     C. If the matter has not been resolved within sixty (60) days of the disputing party's notice, or if the parties fail to meet within thirty
          (30) days, either party may initiate mediation of the controversy as provided hereinafter.

     D. If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation under the then current Center For Public Resources ("CPR") Model Procedure For Mediation Of Business Disputes. The neutral mediator will be selected from the CPR Panels of Neutrals, with the assistance of CPR, unless the parties agree otherwise. The mediation shall take place in Chicago, Illinois. The parties shall share equally in the fees and expenses of CPR and the neutral. The parties shall bear their own costs and expenses incurred in connection with the mediation.

     E. If the dispute has not been resolved by negotiation and mediation as provided above within one hundred twenty (120) days of the disputing party's notice, either party may initiate litigation; provided, however, that if one party has requested the other to participate in negotiation and/or mediation, and the other party has failed to participate in either, the requesting party may initiate litigation prior to expiration of the one hundred twenty-day period.

     F. The procedures specified in this Article XVI shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to the above procedures, may file a complaint for statute of limitations reasons or to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article XVI.

     G. All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Article XVI are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.

XVII.  AMOUNT OF BUSINESS
-----  ------------------

     Except as may otherwise be expressly set forth in this Agreement, no promises or representations whatsoever have been made as to the potential amount of business ASD can expect at any time during the term of this Agreement. Sears may engage contractors other than ASD to provide services described in this Agreement, Sears may perform such services for itself, and ASD may provide such services for other parties. Except as is otherwise expressly set forth in this Agreement, including any exhibits hereto, Sears shall not be liable to ASD, for any capital expenditures or expenses, incurred for additional personnel, supplies, facilities, or equipment in reliance upon or in anticipation of providing Services to Sears. Except as may otherwise be expressly forth in this Agreement, Sears shall not be obligated for any expense incurred by ASD in connection with any increase in the number of ASD's employees or expenditures made by ASD for additional facilities or equipment.

XVIII.  FORCE MAJEURE
------  -------------

     Neither Sears nor ASD shall be liable for any failure to perform or for delay in performance of its obligations hereunder caused by circumstances beyond its reasonable control, including, but not limited to, fire, flood, earthquake, other natural disasters, war, insurrection, riot, sabotage, epidemic, labor disputes, acts of God, acts of any government or agency thereof, or judicial action. During any period of non-performance by ASD, Sears may arrange to have the Services, or any portion thereof, performed by others at Sears's expense.
In the event that ASD's non-performance exceeds one hundred twenty (120) days, then Sears shall have the right to terminate this Agreement by giving notice thereof to ASD. If Sears terminates this Agreement pursuant to the preceding sentence, Sears will not be obligated to pay ASD the amount set forth in Section XIV.B.

XIX.  INDEPENDENT CONTRACTOR
----  ----------------------

     ASD is-an independent contractor. Nothing contained in or performed pursuant to this Agreement shall be construed as creating a partnership, agency, or joint venture, and except as otherwise expressly provided in this Agreement, neither party shall become bound by any representation, act, or omission of the other party. Neither party shall have any authority to obligate or to otherwise act as representative of, or agent for, the other party for any purpose, and neither party shall make any representation or hold itself out as having such authority.

XX.  ASSIGNMENT
---  ----------

     This Agreement shall be personal to Sears and ASD and cannot be assigned or transferred by either party, either voluntarily or by operation of law, without the prior written consent of the other party. The sale or transfer of a majority of a party's stock, the-sale or transfer of substantially all of a party's assets, or any other transaction or event that has the effect of shifting control of a party shall be deemed an assignment or transfer requiring the other party's prior written consent in order to assign or transfer this Agreement; provided, however, that ASD may, either (1) acquire certain of its outstanding shares of common stock from OTF Equities, Inc. and Chemical Bank, or
(2) issue additional shares of common stock to Norman Charney upon the exercise of outstanding stock options, and neither of the foregoing events shall be deemed to be an assignment or transfer requiring Sears's consent.

XXI.  PUBLICITY
----  ---------

     Sears and ASD agree not to use the other's name or reveal the terms of this Agreement in any advertising, promotional activities, or publicity releases, and each party will refrain from making any reference to this Agreement or to the other party in the solicitation of business, unless the other party gives its prior written consent to such action; provided, however, that nothing contained in this Agreement shall be deemed or construed to preclude ASD from generally referring to (1) its relationship with Sears under this Agreement, or (2) Services provided to Sears under this Agreement, to investors or potential investors in ASD.

XXII.  LICENSES, PERMITS, COMPLIANCE WITH LAW
-----  --------------------------------------

     ASD, at its own expense, shall obtain all permits and licenses that may be required under any applicable federal, state, or local law, ordinance, rule, or regulation by virtue of any act performed by ASD or its employees, agents, or sub-contractors in connection with this Agreement. ASD shall in the performance of this Agreement comply fully with all applicable federal, state, and local laws, ordinances, rules, and regulations.

XXIII.  MISCELLANEOUS
------  -------------

     A. No change, amendment to, or modification of this Agreement shall be effective unless it is reduced to writing and signed by both parties.

     B. All rights and remedies are cumulative, and the exercise of any right of remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law or in equity.

     C. No waiver of any provision or breach shall be implied by failure to enforce any rights or remedy herein provided, and no express waiver shall affect any provision or breach other than that to which the waiver is applicable and only for that occurrence.

     D. This Agreement shall be deemed effective when received and executed by Sears in Hoffman Estates, Illinois. Sears shall send ASD a fully executed counterpart of this Agreement within three (3) business days of the execution of this Agreement by Sears in Hoffman Estates, Illinois. This Agreement will be construed in accordance with the laws of the State of Illinois, without giving effect to that state's conflict of laws principles.

     E. This Agreement will be binding upon and inure to the benefit of the parties' respective permitted successors and assigns.

     F. In the event any provision of this Agreement is held to be illegal or unenforceable for any reason, the validity or enforceability of the remaining provisions will not be affected.

     G. In the event of any irreconcilable conflict between any term or provision in the body of this Agreement and any exhibit or schedule hereto, the former shall control.

     H. Section headings are provided for convenience only. They do not modify or affect the meaning of any provision herein and will not serve as a basis for interpretation or construction of this Agreement.

     I. This Agreement, including all exhibits and schedules hereto, constitutes the complete, final, and exclusive agreement between the parties relating to the matters set forth herein and supersedes all prior agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement and shall control over any conflicting terms and conditions in any purchase order, acceptance, acknowledgment, or other standard forms used by the parties in performing this Agreement.

     J. Nothing contained in this Agreement shall be deemed or construed to apply to any agreements between ASD and any affiliate of Sears.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     SEARS, ROEBUCK AND CO.       ATHLETIC SUPPLY OF DALLAS, INC.


By:  /S/ John H. Costello           By:  /S/ Norm Charney
   ----------------------              --------------------

Name: John H. Costello              Name: Norm Charney
     --------------------                ------------------

Its: Sr. Ex. VP-Marketing           Its: President
    ---------------------                ------------------

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into as of _________, 199__, by and between ATHLETIC SUPPLY OF DALLAS, INC., a Texas corporation (hereinafter called "ASD"), and SEARS, ROEBUCK AND CO., a New York corporation (hereinafter called "Sears").

     WHEREAS, Sears and ASD have entered into a warehousing agreement dated, as of ___________________, 199___ (hereinafter referred to as the "Warehousing Agreement") whereby Sears utilizes ASD to provide receiving, warehousing and shipping services with respect to tools and health care items purchased by Sears from third parties and shipped to ASD (all of said goods being hereinafter referred to as the "Collateral"); and

     WHEREAS, Sears owns the Collateral and ASD acknowledges Sears's ownership of the Collateral; and

     VHEREAS, the Collateral is and will be located at or on the premises of ASD at 9830 Cartwheel Drive, Dallas, Texas 75238, and possibly at other locations operated by ASD; and

     WHEREAS, ASD agrees that Sears may continue to store the Collateral on said premises of ASD pursuant to the Warehousing Agreement until Sears gives ASD instructions to ship Collateral to Sears's customers or otherwise make the Collateral available to Sears; and

     WHEREAS, Sears and ASD desire to have this Security Agreement secure Sears's ownership of the collateral and all of ASD's obligations to Sears with respect to the Collateral under the Warehousing Agreement;

     NOW, THEREFORE, Sears and ASD hereby mutually agree as follows:

     1. ASD hereby grants to Sears a continuing security interest in the Collateral described in Paragraph 2 hereof to secure Sears's ownership of the Collateral and the performance of all obligations of ASD to Sears under the Warehousing Agreement.

     2. The Collateral of this Security Agreement shall consist of the entire inventory of tools and health care goods purchased by Sears from various manufacturers and suppliers, and which are shipped to ASD on or on behalf of Sears, whether now or hereafter located on the premises of ASD at 9830 Cartwheel Drive, Dallas, Texas 75238, pursuant to the Warehousing Agreement dated as of ____________, 199___, between Sears and ASD, or at such other location to which such inventory may hereafter be removed, and all proceeds of such inventory.

     3. ASD shall ship the Collateral pursuant to instructions given by Sears as provided in the Warehousing Agreement. ASD agrees that the Warehousing Agreement shall apply to all facilities operated by ASD at which any Collateral is located.

     4. ASD shall at all times keep the Collateral physically separated and segregated from any property not owned by Sears. ASD shall not allow any tags, labels, trademarks, or other Sears identification to be removed from the Collateral while in ASD's facility, unless authorized by Sears in writing for liquidation of any portion of the Collateral to a third party.

     5. ASD shall protect the Collateral against fire and other casualty, loss, damage, mysterious disappearance, and theft in accordance with the Warehousing Agreement.

     6. ASD shall not lend, rent, lease, or otherwise dispose of the Collateral or any interest therein, and ASD shall not grant any liens, encumbrances, or security interests in or on the Collateral, other than the security interest of Sears created hereunder. ASD shall sign and execute any and all financing statements, and other documents necessary to protect the security interest of Sears under this Security Agreement against the rights or interests of third persons. ASD shall at all times keep accurate and complete records of the Collateral and its proceeds.

     7. Misrepresentation or misstatement in connection with this transaction, or noncompliance with or nonperformance of any of ASD's obligations or agreements under this Security Agreement and ASD's failure to cure same within thirty (30) days after receiving written notice thereof from Sears, shall constitute a default. In addition, ASD shall be in default if bankruptcy or insolvency proceedings are instituted by or against ASD or if ASD makes any assignment for the benefit of creditors. In the event of any default by ASD, Sears shall have all of the rights and remedies provided by the Uniform Commercial Code in effect in the State of Texas. In addition, Sears may require ASD to assemble the Collateral and, to make it available to Sears at a place Sears designates, and Sears may remedy or waive any default without waiving the default remedies or without waiving any other prior or subsequent default. ASD shall pay all expenses and reimburse Sears for any expenditures, including reasonable attorneys' fees and legal expense, in connection with Sears's exercise of any of its rights and remedies under this Paragraph.

     8. Sears may enter ASD's facility at any reasonable time to inspect the Collateral and ASD's books and records pertaining to the Collateral or its proceeds, or to take possession of the Collateral, and ASD shall assist Sears in making any such inspection or in taking such possession.

     9. ASD agrees and affirms that information supplied and statements made by ASD in any financial, credit, or accounting statement prior to or pursuant to this security Agreement are or will be true and correct. ASD further agrees and affirms that it has not signed, filed, or consented to the filing of, any financing statement covering the Collateral or its proceeds in any public office in favor of anyone but Sears as provided herein; that, except for the security interest granted in this Security Agreement, ASD has not created or granted any lien, security interest or encumbrance adverse to Sears in or on the Collateral; that the Collateral will be held only at ASD's facility at 9830 Cartwheel Drive, Dallas, Texas 75238; and that ASD will not remove the Collateral or allow the Collateral to be removed except pursuant to instructions from Sears.

     10. ASD shall have all of the rights and remedies before or after default provided in the Uniform Commercial Code in the State of Texas.

     11. The terms "ASD" and "Sears", as used in this Security Agreement, shall include the successors and permitted assigns of those parties.

     IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed by their respective, duly-authorized officers as of the date first above stated.


     SEARS, ROEBUCK AND CO.       ATHLETIC SUPPLY OF DALLAS, INC.

By: /S/ John H. Costello           By: /S/ Norm Charney
   ------------------------           ---------------------------
Name: John H. Costello             Name: Norm Charney
     ----------------------             -------------------------
Its: Sr. Ex. VP-Marketing          Its: President
     ---------------------              -------------------------

                                ATHLETIC SUPPLY

                                   EXHIBIT A

             INBOUND TELEMARKETING CUSTOMER SERVICE CALL STANDARDS

The following are the call center standards pertinent to this agreement:

Calls Received            Total calls entered into the phone system.

Calls Handled             Calls serviced by a teleservice representative (TSR).

20 Sec Rap                Calls answered by a TSR within 20 seconds. (Note: For
                          VRU locations, calculation is for customer selection point to live operator.)

Call Service Level %      20 Second Response Calls divided by the Calls
                          Received. Goal is greater or equal 95%

Calls Abandoned           Calls in queue that hang up.  (Note:  Be sure to
                          include Busy Rate Internal # Calls.)

Calls Abandon %           Calls Abandoned divided by the Calls Received.
                          Goal less than  or equal to 2%.

Busy Rate Ext. #          Calls that never reach the internal prompter to
                          Customer Service. (i.e., customer hears busy signal immediately after dialing.)

Busy Rate Int. #          Calls that reach the internal prompter, but when a
                          selection is made they get a busy signal.  (Note:
                          There should also be included in the abandoned call count.)

Busy Rate Int. %          Busy Rate Internal # divided by the Calls Received.

Avg. Delay in Queue       The time a delayed call spends in queue before a TSR
                          answers the call.

Avg. Talk Time            The time spent, on line, between the customer and the
                          TSR.

Avg. Handle Time          The time spent to complete the customer transaction.
                          (Note: This would be Talk Time + Off-Line Wrap Up time to fulfill the customer's request.)

Avg. Speed of Answer      The time spent waiting for a TSR to answer.
                          (Note: For VRU locations, calc is from customer selection point to live operator.)

                          FULFILLMENT CENTER STANDARDS

The fulfillment center is responsible for performing the functions detailed below. Primary functions are receiving, stocking, picking, packing, shipping and processing returns as a result of orders received through the order processing system and in compliance with Sears Direct Response standards.

Receiving
---------

 . Receiving mailable products for domestic vendors. Product should be received and available for sale within 24 hours of receipt.

 . Transmitting receipts and adjustments to the order processor/order processing system.

Stocking
--------

 . Placing stock in warehouse locations maintaining 100% inventory accuracy in stocking locations.

Picking
-------

 . Receive customer orders from the order processor and picking orders for consolidation and distribution.

Packing
-------

 . Provide quality packing of single and multiple item orders for shipment to Sears Direct Response customers.

 .  Packaging materials are to be provided by the fulfillment center.

Shipping
--------

 . Ship all orders within 24 hours of receipt of the order from the order processing system.

 .  Transmit confirmation of shipment to the order processing system daily.

 .  Capability to ship mailable product via UPS, Federal Express and USPS (3rd,
   4th and Priority Mail).

Customer Returns Processing
---------------------------

 . Returns are to be received, inspected, and processed within 48 hours of receipt. Returns processing includes:

1. Transmission of returns confirmations to order processor for adjustments to customer accounts and inventory.

2. Restocking resoluble returns.

3. Segregation of non salable returns for sale, liquidation, transfer to Sears Returns Centers and/or disposal.

                                ATHLETIC SUPPLY

                                   EXHIBIT B

                             REPLENISHMENT SERVICES


Replenishment services will include the following items:

                            Sears Responsibilities:

Provide an annual item sales estimate, manufacturer and shipping point information and percent completion data to Athletic Supply.

                       Athletic Supply Responsibilities:

Provide the systems and other resources to maintain a 95% initial fill rate at 6 annual inventory turns for tool mailable products and 8 annual inventory turns for mailable Healthcare products based on forecasts and percent complete. Replenishment services include forecasting, order placement, order punch up and systems updates on order status.

                                ATHLETIC SUPPLY

                                   EXHIBIT C

                                    PRICING

The following price schedule applies to this contract.

Warehousing/Replenishment to include: receiving, stocking, picking, packing, shipping and reburying product defined as mailable tool and home healthcare products contained in Sears Power and Hand Tool and Home Healthcare Catalogs. This price includes store supplies, shipping boxes and dunnage.

          Pricing - $[XXXXX] per item shipped
          Returns will be priced at $[XXXXX] per item returned.

Call Center Services to include all phone answering, order calls, customer service, medicare filing, telephone expense, inbound 800 expense and clerical support associated with Call Center operations.

          Pricing - $[XXXXX] per call

An analysis of Medicare processing expense will occur by 4/l/95 to determine if a processing surcharge is necessary.

Accessorial Charges - Any other services that may be required and not covered in this agreement will be billed at an additional rate per hour. All charges are to be approved, in writing, by the National Manager - Operations Sears Direct Response prior to incurring expense.

Price Increases - A maximum of [XXXXX] per year, beginning in 1996, for the life of the contract.

Sears agrees to pay ASD a minimum monthly payment of $[XXXXX] during the term and subject to the provisions of this contract.

ASD's bid also includes, in the pricing for warehouse, replenishment and call center (#6).

Sears to pay for the following items:

     -  purchase of medicare filing package
     -  purchase of sales tax package (if necessary)
     - all EDI charges, leased line costs, hardware and system to interact with ASD system
     -  all bad debt costs
     -  all bank charges
     -  all credit card fees
     -  all postage expenses
     -  all shipping and freight expenses
     -  all merchandise recartoning and refurbishing expenses


[XXXXX] - Confidential Material redacted and filed separately with the Commission.

                                ATHLETIC SUPPLY

                                   EXHIBIT D

                                PAYMENT SCHEDULE

                                ONE TIME EXPENSE

A one-time up-front charge of $[XXXXX] is to be paid to Athletic Supply to cover start up expenses. The payment will be made in three installments of $[XXXXX] each in December, after the signing of this agreement, January 15, 1995 and March 1, 1995.

This payment will include all start up expenses, including but not limited to:

     Warehouse planning and layout
     One month's deposit required for new warehouse space
     8 network stations
     3 printers
     Telephone equipment and installation
     T1 telephone bridge
     Conveyor
     Racks
     Forklift
     Software development
     Set-up costs
     Metal detector
     Employees training




[XXXXX] - Confidential Material redacted and filed separately with the Commission.